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Exhibit 10.1

2004 Short-Term Incentive Plan (STIP) Summary

Company Performance Criteria	Eligible employees are covered by one of two STIP plans for 2004 as follows:
	•	Corporate Plan—employees who work in the headquarters staff or centralized operations;
	•	Region Plan—employees who work in a Region or Market but are not in a centralized operation;
Corporate Plan
	•	Funding for STIP is based 100% on total Adelphia Communications results. The measures of the Plan are:
Quantitative
	•	Revenue
	•	EBITDAR*/Operational Cash Flow
	•	Capital Expenditures and Plant Miles Rebuilt
Qualitative
	•	Basic Subscriber Growth, Customer Care, Internal Control Initiatives
Region Plan
	•	Funding for STIP is based 75% on Region results and 25% on the Corporate Plan. The components for the Region results are the same as above.
*EBITDAR is Earnings Before Interest, Taxes, Depreciation, Amortization and Reorganization costs
Individual Performance Component
Eligible employees may receive 80% to 120% of their funded STIP bonus amounts depending on individual performance/results achieved. Overall bonus recommendations for a Region/the Company cannot exceed total funding for the plan.
Timing	During the 1st quarter of 2005, the CEO and the President will determine if the company has achieved its STIP targets, subject to approval by the Board of Directors.
	•	Payouts, if earned, will be made to all eligible employees by March 12, 2005.
Eligibility	•
Adelphia employees at the General Manager level and above positions are generally eligible to participate in STIP. Employees must be notified in writing by Leadership in order to be eligible. (See Exhibit I.)
	•	The following employees are not eligible to participate:
• Employees on a sales commission plan or sales incentive plan.
• Temporary, term and leased employees, contract workers and interns.
• Employees not on the Company payroll on the date that STIP payments are made.
•
Eligible employees who are on the Adelphia payroll for only a portion of the year or for whom the plan is effective later than January 1st will have their STIP payout pro-rated to reflect that portion of the year.
	•	Employees performing below a satisfactory level may not receive an STIP payout.
	•	This STIP replaces any other similar incentive plan.

Exhibit I

Form of Participant Notice

[ADELPHIA LOGO]

Date

Name
Title

Dear Nickname,

        Congratulations! We are pleased to confirm your eligibility and participation in the 2004 Adelphia Communications Short-Term Incentive Plan (STIP). The STIP was approved by the Compensation Committee of the Board of Directors on December 4, 2003. The plan is an important part of your total compensation package.

        We need to maintain focus on our goals and objectives for the company through 2004. In particular, we need to continue the ramp up on plant miles, which in turn will drive revenue growth. The 2004 plan introduces a new measure for growing our basic subscribers, which is also critical to our business.

        For you, the 2004 STIP means an opportunity to earn xx% of your salary, subject to proration for changes in salary, and/or time on the plan.

        A summary of the plan is attached. Please take a moment to review it. After you read it, think about what you can personally do to improve results and help all of us achieve our goals. Think about how we can better serve our customers, and talk with your Team about ways we can improve the business. We will keep you up to date on company-wide performance against STIP targets.

        As we move forward toward bankruptcy emergence, it's critical that we focus on our operating strategy, values and business imperatives and deliver superior results. In doing so, we'll share in the financial rewards associated with that performance.

        Congratulations again and thank you for your continued dedication and commitment.

Sincerely,

Bill Schleyer	Ron Cooper
Chairman and CEO	President and COO

Attachment

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2004 Short-Term Incentive Plan (STIP) Summary